AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 28, 1999
                  Registration Statement No. 33-_______________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM S-8
                             Registration Statement
                                    Under the
                             Securities Act of 1933
        -----------------------------------------------------------------

                         ANHEUSER-BUSCH COMPANIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

             Delaware                                       43-1162835
    (State or Other Jurisdiction                          (IRS Employer
  of Incorporation or Organization)                     Identification No.)

                                 One Busch Place
                            St. Louis, Missouri 63118
                    (Address of Principal Executive Offices)

       Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (For
           Certain Hourly Employees of Anheuser-Busch Companies, Inc.
                              and its Subsidiaries)

                            (Full Title of the Plan)

                                 JoBeth G. Brown
                     Vice President and Corporate Secretary
                         Anheuser-Busch Companies, Inc.
                                 One Busch Place
                            St. Louis, Missouri 63118
                     (Name and Address of Agent for Service)

                                 (314) 577-3314
           Telephone Number, Including Area Code of Agent for Service


                         CALCULATION OF REGISTRATION FEE
================================================================================
                                       Proposed
 Title of Securities      Amount         Maximum   Proposed Maximum   Amount of
   to be Registered       to be      Offering Price   Aggregate     Registration
                        Registered     Per Share*   Offering Price       Fee
================================================================================
  Common Stock, par   500,000 Shares     $67 1/2     $33,750,000      $9,383
   value $1.00 per
   share, including
   preferred stock
   purchase rights
================================================================================

     *Estimated solely for purposes of calculating the registration fee. In accordance with Rule 457(h)(1), the proposed offering price of shares was based on the average of the high and low prices reported on the New York Stock Exchange on January 22, 1999.

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART I

     The Section 10(a) prospectus relating to the Plan is omitted from this Registration Statement pursuant to the Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents are incorporated by reference in this registration statement:

          (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1997.

          (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998.

          (c) The descriptions of the Registrant's shares of common stock, including the preferred stock purchase rights relating thereto, contained in the Registrant's registration statements filed under the Securities Exchange Act of 1934, File No. 1-7823, including any amendment or report filed for the purpose of updating such descriptions.

          (d) The Plan's Annual Report on Form 11-K for the fiscal year ended March 31, 1998 (filed as Exhibit 99.3 to the Registrant's Form 10-K/A for the year ended December 31, 1997).

     All documents subsequently filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4. Description of Securities.

     The Registrant's common stock is registered under Section 12(b) of the Securities Exchange Act of 1934, as amended.

Item 5. Interests of Named Experts and Counsel.

     PricewaterhouseCoopers LLP, the Registrant's independent accountants, have no interest in the Registrant.

     Thomas Larson, Esq., Associate General Counsel of the Registrant, has passed upon the legality of the shares offered under this registration statement.

     Roberta Warren, Esq., Associate General Counsel of the Registrant, has passed upon the compliance of the Plan with the requirements of ERISA.

Item 6.  Indemnification of Directors and Officers.

     The Delaware General Corporation Law permits the indemnification by a Delaware corporation of its directors, officers, employees and other agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than derivative actions which are by or in the right of the corporation) if they acted in good faith in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was illegal. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of an action and requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

     The Registrant's Restated Certificate of Incorporation provides that each person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Registrant (or was serving at the request of the Registrant as a director, officer, employee or agent for another entity) while serving in such capacity will be indemnified and held harmless by the Registrant to the full extent authorized or permitted by Delaware law. The Restated Certificate also provides that the Registrant may purchase and maintain insurance, may also create a trust fund, grant a security interest and/or use other means (including establishing letters of credit, surety bonds and other similar arrangements), and may enter into contracts providing for indemnification, to ensure full payment of indemnifiable amounts.

     The Registrant has entered into indemnification agreements with its directors and its executive officers.

Item 7.  Exemptions from Registration Claimed.

Not Applicable.

Item 8.  Exhibits.

4.1 Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (For Certain Hourly Employees of Anheuser-Busch Companies, Inc. and its Subsidiaries), effective date April 1, 1996.

4.2 First Amendment to the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (For Certain Hourly Employees of Anheuser-Busch Companies, Inc. and it subsidiaries).

4.3 Second Amendment to the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (For Certain Hourly Employees of Anheuser-Busch Companies and its subsidiaries).

5.1 Opinion and consent of Thomas Larson, Esq., Associate General Counsel of the Registrant, concerning the legality of the shares of common stock being registered hereunder.

5.2 Opinion and consent of Roberta Warren, Esq., Associate General Counsel of the Registrant, relating to the compliance of the Plan as amended with the requirements of ERISA.

23   Consent of Independent Accountants

24.1 Power of Attorney executed by directors and officers of the Registrant.

24.2 Power of Attorney executed by the members of the Plan's Administrative Committee.

Item 9.   Undertakings.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on January 22, 1999.

                                     ANHEUSER-BUSCH COMPANIES, INC.


                                     By:   /s/ JoBeth G. Brown
                                        ----------------------------------------
                                                   JoBeth G. Brown
                                        (Vice President and Corporate Secretary)

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed below by the following persons in the capacities and on the dates indicated:

                                   Title                       Date
                                   -----                       ----


    AUGUST A. BUSCH III        *    Chairman of the Board      November 25, 1998
------------------------------      and President and
    August A. Busch III             Director (Principal
                                    Executive Officer)


      W. RANDOLPH BAKER       *     Vice President             November 25, 1998
------------------------------      President and Chief
      W. Randolph Baker             Financial Officer and
                                    Director (Principal
                                    Financial Officer)


       JOHN F. KELLY          *     Vice President and         November 25, 1998
------------------------------      Controller (Principal
       John F. Kelly                Controller (Principal
                                    Accounting Officer)


      BERNARD A. EDISON       *     Director                   November 25, 1998
------------------------------
        Bernard A. Edison

     CARLOS FERNANDEZ G.      *     Director                   November 25, 1998
------------------------------
     Carlos Fernandez G.

       JOHN E. JACOB          *     Director                   November 25, 1998
------------------------------
       John E. Jacob

       JAMES R. JONES         *     Director                   November 25, 1998
------------------------------
       James R. Jones

                                    Director                   November 25, 1998
------------------------------
      Charles F. Knight

    VERNON R. LOUCKS, JR.     *     Director                   November 25, 1998
------------------------------
   Vernon R. Loucks, Jr.

      VILMA S. MARTINEZ       *     Director                   November 25, 1998
------------------------------
      Vilma S. Martinez

     SYBIL C. MOBLEY          *     Director                   November 25, 1998
------------------------------
     Sybil C. Mobley

    JAMES B. ORTHWEIN         *     Director                   November 25, 1998
------------------------------
    James B. Orthwein

   WILLIAM PORTER PAYNE       *     Director                   November 25, 1998
------------------------------
   William Porter Payne

     ANDREW C. TAYLOR         *     Director                   November 25, 1998
------------------------------
     Andrew C. Taylor

    DOUGLAS A. WARNER III     *     Director                   November 25, 1998
------------------------------
    Douglas A. Warner III

     WILLIAM H. WEBSTER       *     Director                   November 25, 1998
------------------------------
     William H. Webster

   EDWARD E. WHITACRE, JR.    *     Director                   November 25, 1998
------------------------------
   Edward E. Whitacre, Jr.


                        * By: /s/ JoBeth G. Brown
                             ----------------------------
                                  JoBeth G. Brown
                                 Attorney-in-Fact

         The Plan. Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee of the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, as of December 14, 1998.

                              ANHEUSER-BUSCH GLOBAL
                          EMPLOYEE STOCK OWNERSHIP PLAN

                                 Title                         Date


    JOBETH G. BROWN    *         Committee Member              December 14, 1998
-----------------------
    JoBeth G. Brown


    JOHN D. CASTAGNO   *         Committee Member              December 14, 1998
-----------------------
    John D. Castagno


   J. TIMOTHY FARRELL  *         Committee Member              December 14, 1998
-----------------------
   J. Timothy Farrell


   MICHAEL J. FORTE    *         Committee Member              December 14, 1998
-----------------------
   Michael J. Forte


   JACKIE G. JOHNSON   *         Committee Member              December 14, 1998
-----------------------
   Jackie G. Johnson





                        * By: /s/ JoBeth G. Brown
                             ----------------------------
                                  JoBeth G. Brown
                                 Attorney-in-Fact

                                  EXHIBIT INDEX

4.1 Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (For Certain Hourly Employees of Anheuser-Busch Companies, Inc. and its Subsidiaries), effective date April 1, 1996.

4.2 First Amendment to the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (For Certain Hourly Employees of Anheuser-Busch Companies, Inc. and it subsidiaries).

4.3 Second Amendment to the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (For Certain Hourly Employees of Anheuser-Busch Companies and its subsidiaries).

5.1 Opinion and consent of Thomas Larson, Esq., Associate General Counsel of the Registrant, concerning the legality of the shares of common stock being registered hereunder.

5.2 Opinion and consent of Roberta Warren, Esq., Associate General Counsel of the Registrant, relating to the compliance of the Plan as amended with the requirements of ERISA.

23   Consent of Independent Accountants

24.1 Power of Attorney executed by directors and officers of the Registrant.

24.2 Power of Attorney executed by the members of the Plan's Administrative Committee.